Exhibit 99.6

FEDERAL-MOGUL HOLDINGS CORPORATION

NOMINEE HOLDER CERTIFICATION

The undersigned, a broker, dealer, custodian bank, trustee, depositary or other nominee holder of transferable rights (the “Rights”) to purchase shares of common stock (“Common Stock”) of Federal-Mogul Holdings Corporation (“Federal-Mogul”) pursuant to the rights offering described and provided for in the Federal-Mogul prospectus supplement dated March 6, 2015 (together with the accompanying base prospectus, the “Prospectus”), hereby certifies to Federal-Mogul and Computershare Trust Company, N.A., as subscription agent for the rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the basic subscription right (as defined in the Prospectus), and on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the over-subscription privilege (as defined in the Prospectus), the number of shares specified below pursuant to the over-subscription right, listing separately below each such exercised basic subscription right and the corresponding over-subscription right (without identifying any such beneficial owner), and (2) to the extent a beneficial owner has elected to subscribe for shares pursuant to the over-subscription right, each such beneficial owner’s basic subscription right has been exercised in full:

Provide the following information if applicable:

	Number of Shares Owned on the Record Date	Number of Shares Subscribed for Pursuant to Basic Subscription Privilege	Number of Shares Subscribed for Pursuant to Over- Subscription Privilege

1.

2.

3.

4.

5.

6.

7.

DEPOSITORY TRUST COMPANY (“DTC”)

Participant Number

[NAME OF NOMINEE]

By:

Name:
Title

DTC Basic Subscription Confirmation Number(s)